UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         September 20, 2017

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference in this item.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Tellurian 2016 Omnibus Incentive Compensation Plan

On September 20, 2017, Tellurian Inc. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”). Pursuant to the vote described in Item 5.07 below, the stockholders approved the Amended and Restated Tellurian 2016 Omnibus Incentive Compensation Plan (the “Plan”) at the Annual Meeting and, upon such approval, the Plan, as amended, became effective. The Compensation Committee of the Company’s board of directors (the “Compensation Committee”) acts as the administrator of the Plan. Awards under the Plan may be made in the form of, among other things, stock options, stock appreciation rights, restricted stock and restricted stock units. The maximum number of shares issuable under the Plan is 40,000,000, plus any remaining shares of authorized common stock available under a prior equity compensation plan. Shares subject to awards of options or stock appreciation rights will be counted as 0.4 shares for every share granted, and any shares subject to other types of awards will be counted as one share for every share granted. The Plan imposes certain limits on the maximum awards that can be made to any individual Plan participant.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the text of the Plan, which is attached hereto as Exhibit 10.1.

Long-Term Incentive Program

Also on September 20, 2017, the Compensation Committee adopted the Tellurian Inc. 2017-2021 Long Term Incentive Plan, a sub-plan under the Plan (the “LTIP”), which provides for a performance-based equity incentive structure for certain awards under the Plan. The LTIP consists of five consecutive annual performance periods beginning on January 1, 2017. Under the LTIP, an aggregate share pool will be established for each performance period. The aggregate share pool for a performance period will consist of a number of shares of common stock having a value generally equal to 8.5% of the growth in the Company’s “total shareholder value” attributable to such performance period. The Compensation Committee will allocate the aggregate share pool among the participants with respect to each performance period, although it may elect to allocate less than all of the pool in any period. Participants will then be awarded their allocated number of shares under the pool in the form of restricted stock. The restricted stock will generally vest in equal annual increments over a four-year period, subject to possible forfeiture or accelerated vesting in certain circumstances.

Authorization of Non-Qualified Options

Also on September 20, 2017, the Compensation Committee authorized the issuance of 2,015,150 non-qualified options under the Plan to the Company’s employees, of which up to 495,000 in the aggregate may be allocated to the Company’s named executive officers. The allocation of such options among the named executive officers has not been determined. The options will have a term of ten years and one-third of each grant will vest in each of the first three years following the grant date. The options are expected to be issued to the named executive officers in October 2017.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the vote described in Item 5.07 below, the stockholders approved the changes to the Company’s certificate of incorporation described in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”), and those changes became effective on the date of the meeting. As a result, the changes to the Company’s bylaws described in the Proxy Statement also became effective as of the same date. Among other things, the certificate of incorporation was amended to:

•	Increase (i) the number of shares of common stock the Company is authorized to issue from 300 million to 400 million and (ii) the number of shares of preferred stock the Company is authorized to issue from 50 million to 100 million;

•	eliminate the right of the holders of common stock to vote with respect to future amendments to the certificate of incorporation that relate solely to the terms of any outstanding shares of preferred stock;

•	add a provision giving the board of directors the exclusive authority to set the size of the board;

•	add provisions relating to the Company’s classified board structure, the filling of vacancies and the removal of directors that were previously set forth in the bylaws;

•	add a provision that permits stockholder action by written consent only if such action and the taking of such action by written consent have been previously approved by the board of directors;

•	add a “forum selection clause” pursuant to which certain legal actions will be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware; and

•	make certain non-substantive amendments to eliminate provisions that are no longer necessary due to changes in applicable law, merely repeat what Delaware law otherwise provides, or are otherwise unnecessary or outdated, and to provide additional clarity and/or to address minor matters.

Among other things, the bylaws were amended to:

•	provide for a time period of not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year’s annual meeting during which notice of any stockholder-proposed business or nominations must be provided;

•	set forth additional information that must be included in the notice provided by stockholders proposing business or a nomination at an annual or special meeting;

•	provide that a stockholder proposing business or a nomination at an annual or special meeting, or such stockholder’s qualified representative, must appear at the meeting to present such business or nomination;

•	clarify that the board of directors may postpone, reschedule, adjourn, recess or cancel any annual or special meeting previously scheduled by the board;

•	clarify that the person presiding over the meeting of stockholders has the authority to make determinations with respect to the rules and conduct of meetings of stockholders;

•	clarify that the applicable voting standard for the election of directors is a plurality of the votes cast;

•	provide that the applicable voting standard for all other matters will be a majority of votes cast (unless a different or minimum vote is provided by the certificate of incorporation, the bylaws or any rules or regulations applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on the matter); and

•	provide for mandatory indemnification and advancement of expenses for directors and officers of the Company.

The foregoing description of the Company’s certificate of incorporation and bylaws is not complete and is qualified in its entirety by reference to the text of the amended documents, which are attached hereto as Exhibits 3.1 and 3.2, respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders

As noted in Item 5.02 above, the Annual Meeting was held on September 20, 2017. Holders of 210,909,739 shares of the Company’s common stock outstanding at the close of business on the record date of August 7, 2017 were entitled to vote at the meeting, of which 164,936,660 shares, or approximately 78.20% of those entitled to vote, were represented in person or by proxy at the Annual Meeting.

The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the Proxy Statement, are as follows:

Proposal 1 – Election of Directors

Diana Dercyz-Kessler

For	Withheld	Broker Non-Votes
146,151,296	118,069	18,667,295

Dillon J. Ferguson

For	Withheld	Broker Non-Votes
142,625,731	3,643,634	18,667,295

Meg A. Gentle

For	Withheld	Broker Non-Votes
144,770,054	1,499,311	18,667,295

Proposal 2 – To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017

For	Against	Abstain
164,871,646	51,597	13,417

Proposal 3 – To adopt an Amended and Restated Certificate of Incorporation

Sub-proposal 3A – to increase the number of shares of common stock and preferred stock the Company is authorized to issue

For	Against	Abstain	Broker Non-Votes
141,217,189	5,041,322	10,854	18,667,295

Sub-proposal 3B – elimination of rights of holders of common stock to vote on amendments to terms of preferred stock

For	Against	Abstain	Broker Non-Votes
141,042,735	5,215,117	11,513	18,667,295

Sub-proposal 3C – addition of a provision giving the board of directors the exclusive authority to set the size of the board

For	Against	Abstain	Broker Non-Votes
141,095,250	5,160,476	13,639	18,667,295

Sub-proposal 3D – the addition of provisions relating to the Company’s classified board structure, the filling of vacancies and the removal of directors

For	Against	Abstain	Broker Non-Votes
141,115,679	5,133,955	19,731	18,667,295

Sub-proposal 3E – the addition of certain limits on stockholders’ ability to act by written consent

For	Against	Abstain	Broker Non-Votes
141,474,067	4,748,812	46,486	18,667,295

Sub-proposal 3F – the addition of a “forum selection clause”

For	Against	Abstain	Broker Non-Votes
144,025,163	2,224,402	19,800	18,667,295

Sub-proposal 3G – certain non-substantive amendments

For	Against	Abstain	Broker Non-Votes
145,479,805	772,685	16,875	18,667,295

Proposal 4 – To approve and adopt an Amended and Restated Tellurian Omnibus Incentive Compensation Plan

For	Against	Abstain	Broker Non-Votes
142,826,295	3,424,584	18,486	18,667,295

Proposal 5 – To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
146,144,084	105,144	20,137	18,667,295

Proposal 6 – To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers

3 Years	2 Years	1 Year	Abstain
141,693,456	387,883	4,164,958	23,068

With respect to Proposal 6, the Company’s board of directors, after considering the advisory vote of the stockholders, has determined to provide for an advisory stockholder vote on the compensation of the Company’s named executive officers on a triennial basis.

Item 8.01 Other Events.

On September 20, 2017, the board of directors of the Company approved a form of indemnification agreement to be entered into with certain officers of the Company. The agreement generally provides that the Company will indemnify, and advance expenses to, the officer to the fullest extent permitted under Delaware law in connection with legal proceedings arising from or relating to his or her role as an officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Tellurian Inc.

3.2	Amended and Restated Bylaws of Tellurian Inc.

10.1†	Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Antoine J. Lafargue
Name:	Antoine J. Lafargue
Title:	Senior Vice President and Chief Financial Officer

Date: September 22, 2017